                                 SCHEDULE 14 C
                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X ]        Preliminary information statement

[  ]        Definitive information statement

[  ]        Confidential, for use of the Commission only (as permitted by Rule
            14c-5(d)(2))

                                 UNICORP, INC.
                 (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]              No fee required.

[  ]             Fee computed on table below per Exchange Act Rules 14c-5(g)
                 and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable.

(2)              Aggregate number of securities to which transaction applies:
                 Not Applicable.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.

(4)              Proposed maximum aggregate value of transaction: Not
                 Applicable.

(5)              Total fee paid: Not Applicable.

[  ]             Fee paid previously with preliminary materials.

[  ]             Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)              Amount Previously Paid: Not Applicable.

(2)              Form, Schedule or Registration Statement No.: Not Applicable.

(3)              Filing Party: Not Applicable.

(4)              Date Filed: Not Applicable.

                             INFORMATION STATEMENT

                                 UNICORP, INC.
                             600 TRAVIS, SUITE 6500
                              HOUSTON, TEXAS 77002

                                 April 17, 1998



Dear Stockholder:

            This Information Statement is being provided to inform you that L. Mychal Jefferson II ("Jefferson"), who holds approximately 91 percent of the outstanding common stock of UNICORP, Inc. (the "Company"), has delivered to the Company a written consent by which Jefferson has requested and consented to the following actions (the "Actions"): (i) the election of three directors of the Company, and (ii) amendments to the Articles of Incorporation of the Company as described in the Information Statement.

            The actions taken by Jefferson's consent will become effective 20 days from the date hereof.

            This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the Actions. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

                                       Very truly yours,

                                       /s/ L. Mychal Jefferson II

                                       L. Mychal Jefferson II,
                                       Secretary

                                 UNICORP, INC.
                             600 TRAVIS, SUITE 6500
                              HOUSTON, TEXAS 77002
                                 (713) 229-9100
                            _______________________

                             INFORMATION STATEMENT
                            _______________________

     Notice to Stockholders pursuant to Section 14(c) of the Securities
                            Exchange Act of 1934.

                           _______________________


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           _______________________

            This Information Statement is being provided to inform you that L. Mychal Jefferson II ("Jefferson"), who holds approximately 91 percent of the outstanding common stock, par value $0.01 per share (the "Common Stock") of UNICORP, Inc. (the "Company"), has delivered to the Company a written consent by which Jefferson has requested and consented to the following actions (the "Actions"): (i) the election of three directors of the Company, and (ii) amendments to the Articles of Incorporation of the Company as described herein. This Information Statement is furnished for informational purposes only, and does not relate to an annual meeting or special meeting in lieu of an annual meeting. Your vote is not required to approve the Actions. You are not being asked to send a proxy and you are requested not to send one. This Information Statement is being mailed on or about April 17, 1998 to holders of record of the Company's Common Stock at the close of business on April 17, 1998.

JEFFERSON'S ACTIONS BY WRITTEN CONSENT IN LIEU OF A MEETING

            Jefferson has executed and delivered to the Company an action by written consent (the "Consent") pursuant to Section 78.320 of the Nevada Revised Statutes (the "Private Corporations Law") signed by him and dated April 13, 1998. By such Consent, Jefferson has voted, pursuant to Sections 78.320, 78.385 and 78.390 of the Private Corporations Law, (i) to elect the individuals listed below under "Elected Directors" as directors of the Company (Item No. 1), and (ii) to amend the Articles of Incorporation in the manner summarized under "Amendment to the Articles of Incorporation to Change Name of Company" and "Amendment to the Articles of Incorporation to Modify Capital Structure" (Item No. 2 and Item No. 3), and more fully set forth in Appendix A.

            Under Nevada law, stockholders of the Company are not entitled to dissenters' rights or rights of appraisal with regard to the Actions authorized by the Consent.

VOTING SECURITIES

            The Company's authorized capital stock consists of 50,000,000 shares of the Common Stock. Pursuant to Section 78.350 of the Private Corporations Law, the record date for the actions by written consent in lieu of a meeting was April 17, 1998 (the "Record Date"). As of the Record Date, the Company had 1,090,000 shares of the Common Stock issued and outstanding.

            Each holder of the Common Stock is entitled to one vote per share for the election of directors. Inasmuch as each share of the Common Stock is entitled to one vote, the total voting power of all such outstanding shares of the Common Stock as of the Record Date was, therefore, 1,090,000 votes. Holders of the Common Stock may not cumulate their votes in the election of directors.

            As of the Record Date, Jefferson beneficially owned 940,000 shares of the Company's Common Stock. Accordingly, pursuant to Sections 78.320 and
78.390 of the Private Corporations Law and the Company's Articles of Incorporation, Jefferson's ownership of a majority of the issued and outstanding shares of the Common Stock entitled him to elect the directors and to approve the amendments to the Company's Articles of Incorporation as described hereinafter by written consent in lieu of a meeting. Because Jefferson has sufficient voting power to approve the Actions





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
through his ownership of the Company's Common Stock, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with the Actions. This Information Statement serves as notice of the Actions taken pursuant to Section 78.320 of the Private Corporations Law.

                        ITEM NO. 1 ELECTION OF DIRECTORS

            Pursuant to the Consent, the following individuals will become duly elected and qualified as directors of the Company: (i) L. Mychal Jefferson II,
(ii) Azie Taylor Morton, and (iii) Reginald V. Williams (collectively, the "Elected Directors"). The Elected Directors shall be responsible for the general management of the business affairs of the Company and may exercise all powers of the Company and do all such lawful acts and things as are not limited or prohibited by the Articles of Incorporation or the Bylaws of the Company, or applicable law, or required to be exercised or done by the stockholders. As directors of the Company, the Elected Directors will be subject to the rights, obligations and responsibilities imposed on directors of the Company by the Articles of Incorporation, the Bylaws and applicable law. Each Elected Director shall serve for a term of one year and until his successor shall have been duly elected and qualified or, in the case of removal, until such earlier date as may be established.

            Background of Elected Directors and Management. The following summarizes the age, business experience and background of the persons to become directors pursuant to the Consent and the present management of the Company:

                   Name                     Age                         Position                Director Since
                   ----                     ---                         --------                --------------
L. Mychal Jefferson II  . . . . . . . . .   29            Chief Executive Officer, President,    January 1998
                                                          Secretary, Chief Financial Officer
                                                          and Director

Azie Taylor Morton  . . . . . . . . . . .   61            Director                               January 1998

Reginald V. Williams  . . . . . . . . . .   30            Director                                April 1998

         The Company may employ such additional management personnel as the Board of Directors deems necessary. The Company has not identified or reached an agreement or understanding with any other individuals to serve in such management positions, but does not anticipate any difficulty in employing qualified personnel.

         A description of the business experience during the past several years for each of the directors and executive officers of the Company is set forth below.

         L. Mychal Jefferson II has served as President of the Company since January 20, 1998 when he acquired 94 percent of the Common Stock in exchange for all of his common stock in The Laissez-Faire Group, Inc., a Texas corporation ("Laissez-Faire"). He has served as President of Laissez-Faire since its founding in 1997. Mr. Jefferson began his career with Monmouth Investments, a prominent regional investment banking firm. Thereafter, he managed portfolios of major institutions and high net worth individuals at Oppenheimer & Co. Mr. Jefferson is widely engaged in professional and civic activities, including Chairman of the President's Advisory Board of the Houston Development Council. Mr. Jefferson attended the University of Southern Mississippi and the University of South Florida, majoring in Finance.

         Azie Taylor Morton has been a distinguished public servant and experienced businessperson. She was appointed and served as the 36th Treasurer of the United States and has served in various capacities within federal and state governmental agencies. In addition to her governmental administration experience, Ms. Morton has owned and operated a Wendy's Old Fashioned Hamburger franchise and currently is President of Exeter Capital Asset Management Company. Ms. Morton has also served on numerous corporate and civic boards, and continues to serve as a director/trustee of Scholtzsky's Deli (Compensation Committee), Citizens Trust of Portsmouth, New Hampshire (Chair, Audit Committee) and St. Edwards University (Austin, Texas). Ms. Morton graduated from Huston-Tillotson College (B.S. Business Education - Cum Laude) and has received honorary degrees from Atlanta University, Bryant College and Huston-Tillotson College.

         Reginald V. Williams presently serves as Chief Financial Officer of Parkland Foundation and Associate Director of Grants Management of Parkland Memorial Hospital of Dallas, Texas. Mr. Williams graduated from the





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
University of Southern Mississippi where he received a Bachelor of Science Degree in Business Administration (Accounting).

         Ms. Morton is the mother-in-law of Mr. Jefferson. Mr. Williams and Mr. Jefferson are related by marriage.

         Meetings of Board of Directors. There were no meetings of the Board of Directors held during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information regarding the beneficial ownership of all shares of the Common Stock at April 17, 1998 for
(i) each person who owns beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and officers as a group.

                                                                        SHARES BENEFICIALLY OWNED
                                                                       ---------------------------
             NAME OF BENEFICIAL OWNER (1)                              NUMBER          PERCENT (2)
             ----------------------------                              ------          -----------
L. Mychal Jefferson II ........................................        940,000            90.38

All directors and officers
  as a group (three persons) ..................................        940,000            90.38


-----------------

(1) Unless otherwise indicated, each person named in the above-described table has the sole voting and investment power with respect to his shares of the Common Stock beneficially owned.

(2) Unless otherwise provided, the calculation of percentage ownership is based on the total number of shares of the Common Stock outstanding as of April 17, 1998. Any shares of the Common Stock which are not outstanding as of such date but are subject to options, warrants, or rights of conversion exercisable within 60 days of April 17, 1998 shall be deemed to be outstanding for the purpose of computing percentage ownership of outstanding shares of the Common Stock by such person but shall not be deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

EXECUTIVE AND DIRECTOR COMPENSATION

         Since 1991, the Company has not paid salaries or other form compensation to any of its officers or directors. Effective as of January 20, 1998, L. Mychal Jefferson II will receive an annual salary of $36,000.

         By appropriate resolution of the Board of Directors, directors may be reimbursed or advanced cash for expenses, if any, relating to attendance at meetings of the Board of Directors.

              ITEM NO. 2 AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE
                         NAME OF COMPANY

         Pursuant to the Consent, the name of the Company will be changed from "UNICORP, Inc." to "United States Refining and Petrochemicals, Inc." The name change will become effective upon the proper filing of Articles of Amendment of the Articles of Incorporation, a copy of which is attached hereto as Appendix A.

         The decision to change the name of the Company was based on the desire of management that the name of the Company reflect the Company's present business plan.

              ITEM NO. 3 AMENDMENT TO THE ARTICLES OF INCORPORATION TO MODIFY
                         CAPITAL STRUCTURE

         Pursuant to the Consent, the Company has adopted Articles of Amendment of the Articles of Incorporation of the Company (the "Amendment"), a copy of which is attached hereto as Appendix A. The following description of the Amendment is qualified by reference to the full text of the Amendment described in Appendix A.

         The principal effect of the Amendment will be to expand the Company's equity structure. As summarized below, the Amendment establishes three separate classes of Common Stock and one class of Preferred Stock.





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
         Class A Voting Common Stock. Unless otherwise provided, the existing authorized Common Stock of the Company will be exchanged for Class A Voting Common Stock, par value of $0.01 per share. The exchange will be on a share for share basis. The number of shares authorized for issuance as Class A Voting Common Stock will be set at 100,000,000 shares which represents an increase from the 50,000,000 shares of Common Stock authorized prior to the adoption of the Amendment.

         The voting and dividend characteristics of Class A Voting Common Stock differ from those associated with the Common Stock issued and outstanding prior to the adoption of the Consent. The Class A Voting Common Stock has a voting right to elect one-third (1/3) of the Board of Directors of the Company. In all other voting matters the class is entitled to a one-third (1/3) aggregate voting right (the "Class A Vote"). The Class A Vote will be determined by a separate vote among the holders of Class A Voting Common Stock wherein, and unless a different percentage is required, a majority of the votes cast shall control. Holders of Class A Voting Common Stock are entitled to one (1) vote for every one (1) share held.

         In addition, each share of Class A Voting Common Stock has a right to participate in dividends declared with respect to the Common Stock in an amount equal to one-half ( 1/2) of any distribution per share. Such right shall be in preference to the rights of other classes of Common Stock. All preemptive rights and cumulative voting rights are denied. No declared dividend payments were due or owing with regard to the Common Stock as of the date of the Consent.

         In addition to the shares of Class A Voting Common Stock the Company plans to issue in exchange for the shares of Common Stock outstanding prior to the Consent, the Company will issue an additional 420,000 shares of the Class A Voting Common Stock. These shares will be issued in conjunction with the Agreement of Purchase and Sale of Assets (the "Asset Purchase Agreement") executed by and between the Company and Equitable Assets Incorporated ("Equitable") effective January 1, 1998. The terms of the Asset Purchase Agreement provided for the sale of 58,285.71 tons of Zeolite, having an agreed value of $10,200,000, by Equitable to the Company in exchange for the Company's commitment to issue 420,000 shares of Class A Voting Stock and 58,000 shares of Series A Preferred Stock, discussed below, (collectively, the "Equitable Securities"). The Equitable Securities will be issued pursuant to Board of Directors resolution and, upon issuance, will represent fully paid, non-assessable shares of the Company.

         Class B Non-Voting Common Stock. The Amendment provides for the creation of Class B Non-Voting Common Stock, par value of $0.01 per share, consisting of 50,000,000 shares authorized. Class B Non-Voting Common Stock does not enjoy any voting privileges. Each share of Class B Non-Voting Common Stock has a right to participate in dividends declared with respect to the Common Stock in an amount equal to one-fourth (1/4) of any distribution per share. Such right shall be in preference to the rights of Class C Voting Common Stock. All preemptive rights and cumulative voting rights are denied.

         The Company has no intention of issuing Class B Non-Voting Common Stock in the immediate future through any proposed transaction or offering.

         Class C Voting Common Stock. The Amendment authorizes 10,000,000 shares of Class C Voting Common Stock, par value of $0.01 per share. The holders of Class C Voting Common Stock have a voting right to elect two-thirds (2/3) of the Board of Directors of the Company. In all other voting matters the class is entitled to a two-thirds (2/3) aggregate voting right (the "Class C Vote"). The Class C Vote will determined by a separate vote among the holders of Class C Voting Common Stock wherein, and unless a different percentage is required, a majority of the votes cast shall control. Holders of Class C Voting Common Stock are entitled to one (1) vote for every one (1) share held.

         In addition, each share of Class C Voting Common Stock has a right to participate in declared dividends with respect to the Common Stock in an amount equal to one-fourth (1/4) of any distribution per share and such right shall be subordinated to the dividend rights of other classes of Common Stock.
Moreover, at any time after October 1, 1999, the issued and outstanding Class C Voting Common Stock may be converted into Class A Voting Common Stock and Class B Non- Voting Common Stock at a rate of three (3) shares of Class A Voting Common Stock and three (3) shares of Class B Non-Voting Common Stock for each share of Class C Voting Common Stock converted. All preemptive rights and cumulative voting rights are denied.

         The authorization of the Class C Voting Common Stock will permit the Company to issue 530,000 shares of such stock, as originally intended, to Mychal L. Jefferson II in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement") executed by the Company, The Laissez-Faire Group, Inc. ("Laissez-Faire"), and Jefferson on December 31, 1997. Pursuant to the terms of the Reorganization Agreement, Jefferson was to acquire 530,000 shares of the Class C Voting Common Stock of the Company. However, at the time of the closing of the Reorganization Agreement, the Company did not have the requisite capital structure in place to issue to Jefferson the Class C Voting Common Stock. In the meantime, Jefferson agreed to take shares of the Company's existing Common Stock, so that after the closing, Jefferson owned 94 percent of the issued and outstanding shares of the Common Stock of the Company.

         Upon the proper filing of Articles of Amendment with the Nevada Secretary of State, the 530,000 shares of Common Stock held by Jefferson will be exchanged for 530,000 shares of Class C Voting Common Stock in accordance with the original terms of the Reorganization Agreement. The 530,000 shares of Class C Voting Common Stock will be issued pursuant to Board of Directors resolution and, upon issuance, will represent fully paid, non-assessable shares of the Company.

         Preferred Stock. The Amendment also creates a class of Preferred Stock with 25,000,000 shares authorized and having a par value of $1.00 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the par value, designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of dividend or interest rates, conversion rights, conversion prices, voting rights, redemption prices and maturity dates.

         The terms of the Asset Purchase Agreement, as discussed above in Class A Voting Common Stock, provide for the issuance of 58,000 shares of the Series A Preferred Stock. The Series A Preferred Stock will have the following general characteristics: (i) non-voting; (ii) eligible for non-cumulative, ordinary dividends prior and in preference to Common Stock, when and if properly declared by the Board of Directors of the Company; (iii) interest bearing at an annual coupon rate of eight and one-half percent (8 1/2 %); (iv) liquidation preference in the event of any liquidation, dissolution or winding up of the Company; (v) subject to adjustment in the event of a stock split, reverse stock split, or similar capital restructuring; and (vi) no preemptive right with regard to the Series A Preferred Stock or any other securities of the Company. The Series A Preferred Stock will be issued pursuant to Board of Directors resolution and, upon issuance, will represent fully paid, non-assessable shares of the Company.

         Offering; Restricted Securities. Management expects to offer the Class A Voting Common Stock, the Class C Voting Common Stock, and the Series A Preferred Stock to in one or more private transactions exempt from registration under applicable securities laws. The securities to be issued in these transactions will be deemed restricted securities and will bear an appropriate legend indicating the same.

         Reasons for and Effect of the Amendment. Generally, the Company believes that the adoption of Amendment, including the creation of additional classes of Common Stock and a class of Preferred Stock, will serve the best interests of the Company. First, by increasing the number of securities available for issuance, the Company has the opportunity to raise additional capital through selected equity financings. Second, the Company can explore more flexible approaches to equity financing by packaging Common Stock and Preferred Stock offerings for investors. Third, the authorization of additional equity securities provides the Company greater latitude when engaging in commercial transactions by offering alternative methods of payment. Specifically, the authorization of Class A Voting Common Stock, Class C Voting Common Stock and the Series A Preferred Stock will enable the Company to provide the agreed upon consideration negotiated by management under the Asset Purchase Agreement and the Reorganization Agreement.

         Existing stockholders of the Company may not be eligible to participate in the offering of any class of Common Stock or series of Preferred Stock authorized by the Amendment. In the event shares of Class A Voting Common Stock are issued and existing stockholders are not able or eligible to purchase a sufficient number of shares to maintain their





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
ownership percentage of the Company, such stockholders will be diluted. Similarly, in the event authorized shares of Class C Voting Common Stock, with rights of conversion into shares of Class A Voting Common Stock and Class B Non-Voting Common Stock, are issued, the equity ownership of existing stockholders of Class A Voting Common Stock will be diluted upon conversion of the Class C Voting Common Stock.

FINANCIAL STATEMENTS

         The financial statements of the Company appear on Appendix B, attached hereto, and are herein incorporated by reference.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following is a discussion of the Company's financial condition and results of operations. This discussion should be read in conjunction with the Consolidated Financial Statements of the Company attached as Appendix B to this Information Statement. Statements contained in this "Management's Discussion and Analysis of Financial Conditions and Results of Operations," which are not historical facts may be forward-looking statements. Such information involves risks and uncertainties, including those created by general market conditions, competition and the possibility that events may occur which could limit the ability of the Company to maintain or improve its operating results or execute its primary growth strategy. Although management believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and there can therefore be no assurance that the forward-looking statements included herein will prove to be accurate. The inclusion of such information should not be regarded as a representation by management or any other person that the objectives and plans of the Company will be achieved. Moreover, such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

GENERAL

         Management intends for the Company to proceed in its efforts to expand holdings through the purchase of existing, profitable, private, companies where there is a demonstrable gain in productivity through the minimization of general and administrative costs which are duplicative. Management will seek to implement a capital structure which affords the greatest flexibility for future acquisitions while maintaining an adequate base of equity to cushion against fluctuations in the business cycle. It is the belief of management that numerous opportunities for vertical expansion in the refining and petrochemical business are available. Many smaller private fuel distributors and convenience store operators are available near current acquisition candidates, and given the proper capital structure, could enhance the worth and viability of the Company.

         A public relations agreement has been signed with Jaz Bermaine & Company to provide public relations and market exposure for the Company. It is expected that the Company will be traded on the OTC Bulletin Board until such time as the Company can qualify for a listing on different exchange.

         Pending Acquisitions. As of the end of 1997, the Company had examined nine potential acquisition candidates. Of these, a letter of intent has been signed with Sellers Petroleum Products, Inc. ("Sellers") of Yuma, Arizona, and negotiations continue with the others. Sellers engages in the marketing and distribution of refined petroleum products in Arizona and California. Expected consideration for the purchase is $7,000,000. The Company has also elected to pursue an agreement to purchase a refinery located at the Valverde refurbishment facility in Houston, Texas and a refinery and site, located in Nixon, Texas. The Company continues its search for undervalued private and public entities in related businesses. Meetings with several investment banking relationships have been held pursuant to financing for these anticipated purchases.

         Management expects that the Company's proposed acquisitions will expand the business of the Company through the acquisition of an established, growing distribution business in the southwestern United States. Management is of the opinion, that the purchase of refining, and distribution facilities in Texas will limit the Company's reliance upon outside refiners for refined petroleum products. The Company is also currently negotiating for the purchase of a third existing company which operates a distribution and convenience store operation in the southwestern United States.

         Sellers Petroleum. Sellers Petroleum Products, Inc. (herein "Sellers") is one of the largest distributors of wholesale petroleum products in the Yuma, Arizona and El Centro, California regions. Products offered include fuels (gasoline, oil, and diesel), lubricants, maintenance services, and tires, batteries, and accessories. Sellers maintains two modern bulk plant facilities located in Yuma, Arizona and El Centro, California, as well as seven state-of-the-art cardlock facilities throughout its regions. The facilities are the only ones of all regional competitors that are in compliance with all applicable EPA standards through 1998, including above ground tank storage, storm water compliance, and product transportation regulations.

         Sellers is a branded Unocal 76 jobber, although fuel is also rack purchased from various other major refiners and independents refiners based upon pricing. Unocal, Chevron, and Texaco lubricant products are also offered. Sellers has maintained a strong relationship with Unocal since its inception in 1954, and continues to be its premier distributor in the region. Sellers is currently Unocal's third largest lubricant jobber nationwide, and has been approached by Unocal to expand its service region further into both Southern California and Arizona. Its customers include both commercial and retail (cardlock and service station) accounts. Management strongly emphasizes service, with customer satisfaction evident in its 95 percent + rate of repeat business. Customer service is further augmented by through excellent staffing, characterized by low employee turnover and average employee tenure of 10 years. The Company expects that the current Sellers management will be retained post acquisition. Sellers has over 1,300 active accounts which order at least once per month.

         Nixon, Texas Refinery. The Nixon refinery is located on a 50 acre site approximately 40 miles south of San Antonio, Texas. The plant is certified by the U.S. Department of Energy at a rate of 17,033 barrels per day of 42 API Crude. The plant was designed to refine military jet fuel in addition to propane, C3/C4, Naptha, kerosene, diesel, gas, oil, and residuals. The refinery ran for several years delivering Military Jet fuel to all three U.S. Air Force bases in San Antonio prior to its closure after Desert Storm. The refinery can be tuned to produce the standard range of refined petroleum products to meet demand in its market area. The Company feels that through an association with a minority owned petroleum distributor, profit margins exceeding $3.00 per barrel refined may be realized. The refinery is currently being refurbished in Houston, Texas. Management believes that by combining its additional 6,000 to 7,000 barrels of refining capacity to the Nixon Refinery, the Company can process approximately 20,000 barrels of petroleum daily.

         Fluid Catalytic Catalyst. Pursuant to the Asset Purchase Agreement discussed above in "Item No. 3 Amendment to the Articles of Incorporation to Modify Capital Structure," the Company purchased from Equitable Assets, Inc. approximately 58,000 tons of fluid catalytic catalyst (Zeolite), which is used in the refining, agriculture, water purification, turf management, and air purification markets, in exchange for 420,000 shares of the Company's Class A Common Stock and $5,800,000 of $100 Par Series A Callable Preferred Stock. The Company has not had in place the requisite capital structure to conclude the sale and purchase, but after the effective date of the Consent, the transaction can be concluded. The proposed purchase price for the Zeolite is approximately $175 per ton. The current market price for Zeolite ranges from $300 to $1,100 per ton. The Company plans to sell 20,571 tons of the Zeolite to Equitable Assets, Inc. in exchange for notes and commercial paper equaling $5,000,000, or $243 per ton. Management is currently examining the wholesale markets to find customers who might be consistent purchasers for its remaining inventory of fluid catalytic catalyst. The material will also be tested to determine its efficacy in any refinery that the Company may purchase.





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
LIQUIDITY AND CAPITAL RESOURCES

         In order to complete the proposed acquisitions, the Company will require additional funding. Management believes that this funding is available through investment bankers who have expressed an interest in providing equity and debt funding. There can be no assurance as to the availability or terms of this financing.

         If the Company is to be successful in concluding the above described proposed acquisitions, it will be obligated to spend at least $400,000 in earnest money, $200,000 in purchase money, at least $100,000 in acquisition costs, plus shares of the Common Stock and other costs before formal contracts can be executed or closed. Certain anticipated transactions may require the Company to incur additional debt, and the degree to which the Company may be leveraged could have important consequences, including the following: (i) the possible impairment of the Company's ability to obtain financing in the future for potential acquisitions, working capital, capital expenditures or general corporate purposes; (ii) the necessity for a substantial portion of the Company's cash flow from operations to be dedicated to the payment of principal and interest on its indebtedness; (iii) the potential for increased interest expense due to fluctuations in interest rates; and (iv) the potential for increased vulnerability of the Company to economic downturns and possible limitation of its ability to withstand competitive pressures. The Company's ability to meet its debt service obligations will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control.

RESULTS OF OPERATIONS

         The Company has generated no revenues since 1991, and has had no activity since 1992.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         During the past two fiscal years, the Company has not had any material disagreements with any accounting principle employed or conclusion reached with regard to the Company's financial statements. During this same period, the Company's has not dismissed any independent auditor nor has such auditor resigned or refused to stand for re-election.

EFFECTIVE DATE OF THE ACTIONS

         In accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the Actions to be effected by the Consent will not take effect until May 7, 1998. The Company will notify its stockholders by filing a Report on Form 8-K with the Commission when the Actions become effective.

OTHER MATTERS

         The Company will pay the cost of distributing this Information Statement, including the cost of assembling and mailing it. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock. The Company has enclosed herewith a copy of its Annual Report on Form 10-KSB/A for the year ended December 31, 1997.


                                           Very truly yours,

                                           /s/ L. Mychal Jefferson II

                                           L. Mychal Jefferson II,
                                           Secretary

UNICORP, Inc.
600 Travis, Suite 6500
Houston, Texas 77002

April 17, 1998





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
                                 APPENDIX INDEX

Appendix A -- Articles of Amendment of Articles of Incorporation
              of Unicorp, Inc.

Appendix B -- Financial Statements of the Company